Exhibit B-16

                              BYLAWS
                                OF
                  R. S. ANDREWS ENTERPRISES, INC.


                             ARTICLE I
                              OFFICES

     Section 1.1. Registered Office: The corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in the Certificate of Incorporation to any other place in Delaware. By like resolution, the registered agent at such registered office may be changed to any other person or corporation, including itself Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State of Delaware, and a certified copy of the certificate shall be recorded in the office of the recorder for the county in which the new registered office is located (and in the old county, if the registered office is moved from one county to another).

     Section 1.2. Other Offices: The corporation may have offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time designate.

                            ARTICLE II
                     MEETINGS OF STOCKHOLDERS

     Section 2.1 Annual meeting: The annual meeting of stockholders for the election of directors shall be held on the 31st of May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or on such other dates or at such other time as the Board of Directors may determine by resolution. The stockholders may transact any other proper business at the annual meeting.

     Section 2.2. Special Meetings: Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the President, or a majority of the Board of Directors. A special meeting of stockholders shall be called by the President or the Secretary upon the written request of stockholders owning of record at least one-fifth (1/5) of the outstanding stock of all classes entitled to vote at such meeting.

     Section 2.3. Place and Time of Meetings: Meetings of the stockholders for the election of directors, and all other meetings of the stockholders, shall be held at such place or places, within or without the State of Delaware, at such time as may be fixed by the Board of Directors, and shall be specified in the notices or waivers of notice of the meetings; provided, however, that at least ten (10) days' notice shall be given to the stockholders of the place and time so fixed. In the event no place shall be fixed for any such meeting, such meeting shall be held at the corporation's registered office.

     Section 2.4. Notice of Meetings: Written notice of stockholders meetings, stating the place, date, and hour of the meetings, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary or an Assistant Secretary to each stockholder entitled to vote at the meeting at least ten (10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law. When mailed, written notice is deemed to have occurred when deposited in the United States mail, postage prepaid, directed to the stockholders at the address that appears on the records of the corporation. If action taken at a stockholder's meeting requires the filing of a certificate under the Delaware General Corporation Law, the certificate shall, if notice was required and effected, state that notice was given to all persons entitled to receive it.

     Section 2.5. Quorum: At each meeting of stockholders, except where otherwise provided by law, the Certificate of Incorporation, these Bylaws, or an agreement among the stockholders and the corporation, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any stockholder business. Where a separate vote by class or classes is required, a quorum must be present within the class or classes. In the absence of a quorum, the stockholders so present, by majority vote, the chairman of the meeting, may adjourn the meeting from time to time in the manner provided in Section 2.6 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 2.6. Adjournment: Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30), or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.7. Organization: The President, or in his absence the Chairman of the Board, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors, or, if the Board fails to act, the stockholders, appoint any stockholder, director, or officer of the corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all Vice Presidents. The Secretary of the corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 2.8. Votes per Share: Unless the Certificate of Incorporation otherwise provides, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him which has voting power upon the matter in question.

     Section 2.9. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing a written revocation of the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.

     Section 2.10. Ballots: Unless otherwise stated in the Certificate of Incorporation, election of directors must be by written ballot. All other voting at meetings of stockholders need not be by written ballot.

     Section 2.11. Vote Required for Stockholder Action: Except as otherwise provided by law, Certificate of Incorporation, these Bylaws, or an agreement among the stockholders and the corporation, and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the corporation entitled to vote thereon who are present in person or by proxy shall decide such question.

     Section 2.12. Election of Directors: Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or an agreement among the stockholders and the corporation, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast.

     Section 2.13. Determination of Stockholders Entitled to Notice of or to Vote at Stockholders Meeting: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed: (I) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, (2) if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.14. List of Stockholders Entitled to Vote: The Secretary of the corporation shall prepare and make, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to which stockholders are entitled to examine the stock ledger, the list of stockholders entitled to vote at a meeting, or the books of the corporation, or entitled to vote in person or by proxy at any meeting of stockholders.

     Section 2.15. Voting of Shares by Certain Stockholders:
Persons who hold stock in a fiduciary capacity (including, but not limited to, as a voting trustee under a voting trust agreement) be entitled to vote the shares so held. Persons who have pledged their stock shall be entitled to vote, unless in the transfer by the pledgors on the books of the corporation they have expressly empowered the pledgees to vote the stock, in which case only the pledgees or their proxies may represent and vote the stock. If stock stands in the name of more than one person, or more than one person has a fiduciary relationship with respect to the stock, such person(s) must give the Secretary of the corporation written notice of who is to vote the shares and a copy of the instrument or order creating their relationship to the shares. Otherwise, if only one person votes, the vote of one person will bind the others. If more than one person votes, the majority vote among them, will bind them all. If the vote among them is evenly split, each faction may vote the shares proportionately, or, alternatively, a person voting shares or a beneficiary may apply to any court having jurisdiction for the appointment of an additional person to act with the persons voting the shares, which will then be voted as determined by a majority of such persons and the person appointed by the court.

     Section 2.16. Action by Consent of Stockholders: Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, selling forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to: (1) its registered office in Delaware, by hand or by registered or certified mail, return receipt requested; (2) its principal place of business; or (3) an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the matter required by this Section to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation in one of the methods prescribed above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, to the extent required by Section 228(d) of the Delaware General Corporation Law. If the action which is consented to is such as would have required the filing of a certificate under the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by Delaware law concerning any vote of stockholders, that written consent and notice have been given as provided in Section 228 of the Delaware General Corporation Law.

     Section 2.17. Determination of Stockholders Entitled to Consent to Corporate Action in Writing Without a Meeting: In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in one of the methods prescribed in Section 2.16 of these Bylaws. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action without meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                            ARTICLE III
                        BOARD OF DIRECTORS

     Section 3.1. Qualifications: Number: Term of Office: The property, business, and affairs of the corporation shall be controlled and managed by a Board of Directors consisting of five
(5) Directors need not be stockholders. Unless otherwise provided by law, the Certificate of Incorporation, these Bylaws or an agreement among the stockholders and the corporation, each director shall be elected by the stockholders entitled to vote on the election of directors at the annual meeting, to serve (subject to the provisions of Section 3.2) until the next succeeding annual meeting of stockholders and until his or her respective successor has been elected and qualified.

     Section 3.2. Resignation: Removal: Vacancies:

          (a) Resignation: Any director, or any member of a committee of directors, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified in the resignation, or, if the time is not specified in the resignation, then upon receipt of the resignation. The acceptance of such resignation shall not be necessary to make it effective.

          (b) Removal: Except as otherwise provided by an agreement among the stockholders and the corporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

          (c) Vacancies: Except as otherwise provided by an agreement among the stockholders and the corporation, any vacancy in the office of any director through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum or only one director remains), or, in the case of vacancies in the offices of all directors, any officer or stockholder of the corporation, or the executor, administrator, trustee, or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of stockholders or may apply to the Delaware Court of Chancery for a decree summarily ordering an election. Subject to the provisions of
Section 3.2, the person so chosen shall, in the case of a vacancy in a directorship, hold office for the unexpired term of his predecessor, or in the case of an increase in the number of directors, hold office until his successor shall have been elected and qualified. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or an agreement among the stockholders and the corporation, when a director resigns from the Board, effective at a future date, he may participate in the filling of the vacancies, the vote to take effect when the resignation becomes effective.

     Section 3.3. Meetings of Directors: The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be held at such time and place, within or without the State of Delaware, as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or upon the written request of stockholders owning of record at least one-fifth (1/5) of the outstanding stock of all classes entitled to vote.

     Section 3.4. Notice of Special Meetings: The Secretary, or in his absence any other officers of the corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five (5) days before the meeting, or by telegram, cable radiogram, or personal service at least two (2) days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     Section 3.5. Telephonic Meetings: Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

     Section 3.6. Quorum: Eighty percent (80%) of the members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or an agreement among the stockholders and the corporation, a majority of the members of the Board of Directors, as constituted from time to time, may decide any question brought before such meeting.

     Section 3.7. Conflicts: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;
(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by an affirmative vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 3.8. Organization: Meetings of the Board of Directors shall be presided over by the President, or in his absence by the Chairman of the Board, or, in the absence of both, by such other person as the directors may select. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.9. Action by Consent of Directors: Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or are filed with the minutes of proceedings of the Board or committee.

     Section 3.10. Compensation of Directors: Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

     Section 3.11. Committees of the Board of Directors:

          (a) Creation of Committees: Except as otherwise provided in an agreement among the stockholders and the corporation, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.

          (b) Powers of Committees: Any such committee, if and only to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise the powers and authority of the Board of Directors in the management of the business, property, and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (1) amending the Certificate of Incorporation of the corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, or fix the number of shares of any series of stock, or authorize the increase or decrease of the shares of any series); (2) adopting an agreement of merger or consolidation under Sections 251 or 252 of Delaware General Corporation Law; (3) recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; (4) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; or (5) amending these Bylaws; and, unless the resolution, Bylaws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of Delaware General Corporation Law.

          (c)  Absence or Disqualification of Committee Members:
The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (d) Committee Rules: Unless the Board of Directors otherwise provides, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article Ill of these Bylaws.

          (e)  Removals of Committee Members: The Board of
Directors, by a vote of not less than a majority of the entire
Board, at any meeting thereof, or by written consent, at any time, may, with or without cause, terminate the membership of any member of the Board in a committee or disband any committee.

                            ARTICLE IV
                             OFFICERS

     Section 4.1. Executive Officers: Election: Qualifications:
Term of Office: The Board of Directors shall choose a President and Secretary. The Board of Directors may also choose a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person, unless these Bylaws or the Certificate of Incorporation otherwise direct. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     Section 4.2. Powers and Duties of Executive Officers: The officers of the corporation shall have such powers and duties in the management of the corporation as are prescribed in this Section and, to the extent not so provided, as are prescribed by the Board of Directors and as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his duties.

     The officers of the corporation shall have the following duties:

                       Chairman of the Board

     The directors may elect one of their members to be Chairman of the Board of Directors, and that person shall be subject to the control of and may be removed from that position by the Board of Directors. The Chairman of the Board shall perform such duties as may from time to time be assigned to him or her by the Board. In the absence of the President, it shall be the Chairman of the Board's duty to preside at all meetings of stockholders and directors.

               President and Chief Executive Officer

     The President shall be the Chief Executive Officer of the corporation. It shall be the President's duty to preside at all meetings of the stockholders and directors. It shall also be the President's duty to have general and active management of the business of the corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; and to execute contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation. The President shall have the general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed. The President shall submit a report of the operations of the corporation for the year to the stockholders at their annual meeting. The President shall have the general duties and powers of supervision and management usually vested in the office of president of a corporation.

                          Vice President

     The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in the absence or disability of the President and shall perform such other duties as may be prescribed by the Board of Directors.

                             Secretary

     The Secretary shall attend all meetings of the stockholders, the Board of Directors and any executive committee; shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose; shall give proper notice of meetings of stockholders and directors; shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe; and shall perform such other duties as shall be assigned to the office of Secretary by the President or the Board of Directors.

                             Treasurer

     The Treasurer shall have custody of the funds and securities of the corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, any executive committee or the President, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all the transactions of the Treasurer and of the financial condition of the corporation. The Treasurer shall give to the corporation a bond, if required by the Board of Directors, in such sum and in such form and with such security as is satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and the restoration to the corporation, in case of his or her death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the corporation. The Treasurer shall perform such other duties as the Board of Directors or any executive committee may from time to time prescribe or require.

            Assistant Secretary and Assistant Treasurer

     The Assistant Secretary shall assist the Secretary and the Assistant Treasurer shall assist the Treasurer in the performance of their respective duties, shall perform all such duties in their absence or disability and shall perform such other duties as may be prescribed by the Board of Directors, the executive committee or the President.

     Section 4.3. Resignation: Removal: Vacancies: Any officer may resign at any time upon written notice to the corporation. Except as otherwise provided in any agreement among the stockholders and the corporation, the Board of Directors may remove any officer with or without cause at any time; but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by majority vote of the whole Board of Directors at any regular or special meeting.

     Section 4.4. Absence or Disability: Except as otherwise provided in any agreement among the stockholders and the corporation, in case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the members of the Board of Directors, the Board of Directors may (by the affirmative vote of a majority of the members) the powers or duties of the absent or disabled officer to any other officer or to any director during the period of such absence or disability.

     Section 4.5. Powers and Duties Regarding the Corporation's Stock In Other Corporations or Other Interests: Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all rights and powers incident to the ownership of such shares or other securities which this corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this corporation.

                             ARTICLE V
                           CAPITAL STOCK

     Section 5.1. Stock Certificates: The certificates for shares of the capital stock of the corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Stockholders shall be entitled to have a certificate signed by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary, certifying the number of shares held. The signatures may be a facsimile.

     Section 5.2. Transfer of Shares: Shares of the capital stock of the corporation may be transferred on the books of the corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the corporation or its transfer agent of the certificate representing such stock properly endorsed.

     Section 5.3. Fixing Record Date: In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to the above determinations or purposes.

     Section 5.4. Lost Certificates: The Board of Directors or any transfer agent of the corporation may direct a new certificate or certificates representing stock of the corporation to be issued in place of any certificate or certificates previously issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     Section 5.5. Legends on Shares: All certificates for shares of stock of the corporation shall have placed thereon any legend or legends which counsel for the corporation deems appropriate and desirable for the purpose of compliance with state and federal securities laws.

     Section 5.6. Holders of Record: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                            ARTICLE VI
                             DIVIDENDS

     Except as otherwise provided in an agreement among the stockholders and the corporation, dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock of the corporation. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                            ARTICLE VII
               CONTRACTS. LOANS. CHECK AND DEPOSITS

     Section 7.1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     Section 7.2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 7.3. Checks: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the President, or by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 7.4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                           ARTICLE VIII
                           MISCELLANEOUS

     Section 8.1. Corporate Seal: The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 8.2. Fiscal Year: The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     Section 8.3. Books and Records: The books, accounts and records of the corporation, except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by resolution of the directors. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be convened into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 8.4. Notices and Waivers Thereof: Whenever any notice is required by Delaware law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or radiogram, addressed to such address as appears on the books of the corporation. Any notice given by telegram, cable or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage prepaid. Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. Attendance of such a person at a meeting shall constitute a waiver of notice of such meeting, except when one person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                            ARTICLE IX
                        AMENDMENT OF BYLAWS

     Except as otherwise provided by an agreement among the stockholders and the corporation, these Bylaws may be amended, altered, repealed or added to at any regular meeting of the stockholders or Board of Directors or at any special meeting called for that purpose, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at a stockholders meeting where a quorum is present, or by a majority of such number of directors constituting a quorum, as the case may be.

                           CERTIFICATION

     The above and foregoing is a true and correct copy of the Bylaws of R. S. Andrews Enterprises, Inc. as of this 22nd day of
May, 1998.


                              By:/s/ R. S. Andrews
                              R. Stephen Andrews, Secretary


Excerpt:

                       MINUTES OF ACTION OF

                       BOARD OF DIRECTORS OF

                  R.S. ANDREWS ENTERPRISES, INC.

                TAKEN BY UNANIMOUS WRIITEN CONSENT

                        IN LIEU OF MEETING

     Pursuant to Section 141 of the General Corporation Law of Delaware, the undersigned, constituting the entire Board of Directors of R.S. Andrews Enterprises, Inc. (the "Corporation"), hereby consent to and adopt the following resolutions, which action shall have the same force and effect as if taken by unanimous affirmative vote at a meeting of the Board of Directors of said Corporation, duly called and held pursuant to applicable provisions of the General Corporation Law of Delaware, and direct that this written consent to such action. shall be filed with the minutes of the proceedings of the Directors of the Corporation.

Fixing Number of Directors:

     RESOLVED, that the number of members of the Board of Directors of the Corporation is hereby fixed at four (4) members, effective September 17, 2001.

                                ***

     IN WITNESS WHEREOF, we have hereunto subscribed our names as of September 13,2001.

                                   DIRECTORS:


                                   /s/ John J. DeStefano
                                   John J. DeStefano

                                   /s/ Mark A. Kaiser
                                   Mark A. Kaiser

                                   /s/ Patrice S. Tribble
                                   Patrice S. Tribble